EXHIBIT 11

                                   Boise Cascade Corporation
                              Computation of Per Share Earnings

                                                     Three Months Ended           Nine Months Ended
                                                        September 30                September 30
                                                   _______________________    _______________________
                                                      1998          1997         1998          1997
                                                   _________     _________    _________     _________
                                                    (expressed in thousands, except per share amounts)

Net income (loss) as reported, before cumulative
  effect of accounting change                      $  47,050     $  (6,200)   $ (17,350)    $ (37,640)
  Preferred dividends                                 (3,515)       (6,249)     (12,094)      (25,546)
  Excess of Series F Preferred Stock redemption
    price over carrying value                            -             -         (3,958)          -
                                                   _________     _________    _________     _________
Basic income (loss) before cumulative effect of
  accounting change                                   43,535       (12,449)     (33,402)      (63,186)
Cumulative effect of accounting change                   -             -         (8,590)          -
                                                   _________     _________    _________     _________
  Basic loss                                       $  43,535     $ (12,449)   $ (41,992)    $ (63,186)
                                                   =========     =========    =========     =========
Average shares outstanding used to determine
  basic income (loss) per common share                56,332        54,814       56,297        50,658
                                                   =========     =========    =========     =========
Net income (loss) per common share
  Basic income (loss) before cumulative affect of
    accounting change                                 $  .77        $ (.23)      $ (.60)       $(1.25)
  Cumulative affect of accounting change                 -             -           (.15)          -
                                                      ______        ______       ______        ______
  Basic income (loss) per common share                $  .77        $ (.23)      $ (.75)       $(1.25)
                                                      ======        ======       ======        ======
Basic income (loss) before cumulative effect of
  accounting change                                $  43,535     $ (12,449)   $ (33,402)    $ (63,186)
  Preferred dividends eliminated                       3,515         3,546       10,649        17,438
  Supplemental ESOP contribution                      (3,001)       (3,031)      (9,102)       (9,098)
                                                   _________     _________    _________     _________
Diluted loss before cumulative effect of
  accounting change                                   44,049       (11,934)     (31,855)      (54,846)
Cumulative effect of accounting change                   -             -         (8,590)          -
                                                   _________     _________    _________     _________
Diluted loss                                       $  44,049     $ (11,934)   $ (40,445)    $ (54,846)
                                                   =========     =========    =========     =========

Average shares outstanding used to determine
  basic income (loss) per common share                56,332        54,814       56,297        50,658
    Stock options, net                                   134           542          227           457
    Series G conversion preferred stock                  -             851          -           4,871
    Series D convertible preferred stock               4,383         4,526        4,420         4,570
                                                   _________     _________    _________     _________
Average shares used to determine diluted
 Income (loss) per common share                       60,849        60,733       60,944        60,556
                                                   =========     =========    =========     =========

Diluted income (loss) before cumulative effect of
    accounting change                                 $  .72        $ (.20)      $ (.52)       $ (.91)
  Cumulative affect of accounting change                 -             -           (.14)          -
                                                      ______        ______       ______        ______
  Diluted income (loss) per common share              $  .72        $ (.20)      $ (.66)       $ (.91)
                                                      ======        ======       ======        ======

(1)	Because the computation of diluted loss per common share was antidilutive, the diluted loss per
	common share reported for the three and nine months ended September 30, 1997, and for the nine
	months ended September 30, 1998, was the same as basic loss per common 	share.
